SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 4, 2009
Orbitz Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455

(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661

(Address of Principal Executive Offices)	(Zip Code)
(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement
     On November 4, 2009, Orbitz Worldwide, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with PAR Investment Partners, L.P. (“PAR”) pursuant to which PAR agreed to exchange $49.68 million aggregate principal amount of term loans outstanding under the Company’s senior secured credit agreement dated as of July 25, 2007, as amended, for 8,160,433 shares of the Company’s common stock. Concurrently with the entry into the Exchange Agreement, the Company also entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Travelport Limited (“Travelport”) pursuant to which Travelport agreed to purchase 9,025,271 shares of the Company’s common stock for approximately $50.0 million in cash. The shares to be issued to PAR and Travelport were priced at $5.54 per share.
     The equity investments contemplated by the Exchange Agreement and the Purchase Agreement are subject to customary closing conditions, including a condition that both transactions must close simultaneously. In addition, because both PAR and Travelport are considered “Related Parties” of the Company under the rules of the New York Stock Exchange (“NYSE”) as a result of their current ownership of the Company’s common stock, the issuance of shares to PAR and Travelport will be subject to stockholder approval under the NYSE rules. However, because both Travelport and PAR (which collectively hold approximately 67% of the Company’s outstanding common stock) have agreed to vote in favor of the transactions (subject to certain exceptions), it is expected that the requisite stockholder approval will be obtained. The transactions are expected to close in January 2010 upon receipt of stockholder approval.
     In connection with the Exchange Agreement and the Purchase Agreement, the Company entered into a Shareholders’ Agreement with PAR and Travelport (the “Shareholders’ Agreement”) pursuant to which, contingent upon the closing of the transactions under the Exchange Agreement and the Purchase Agreement, PAR will have the right to designate one director and Travelport will have the right to designate an additional director. As a result, if the transactions are consummated, the size of the Company’s board of directors will be increased from eight to ten directors. From November 4, 2009 until the closing of the equity investments, PAR will have the right to designate a non-voting observer to attend meetings of the Company’s board of directors (subject to certain limitations).
     PAR and its affiliates currently own approximately 19.7% of the Company’s outstanding common stock. After the completion of the transactions, it is expected that PAR will own approximately 24.4% of the Company’s outstanding common stock.
     The Blackstone Group L.P. (“Blackstone”) and its controlled affiliates, which include Travelport, currently own 55.0% of the Company’s outstanding common stock. After the completion of the transactions, it is expected that Blackstone and its controlled affiliates (including Travelport) will own approximately 54.5% of the Company’s outstanding common stock. Travelport and certain affiliates of Blackstone are party to various agreements and have other relationships with the Company, as further described in the Company’s Proxy Statement.
     The Exchange Agreement, the Purchase Agreement and the Shareholders’ Agreement were negotiated, evaluated and approved on the Company’s behalf by a special committee of the the Company’s board of directors consisting solely of independent directors. Upon the recommendation of the special committee, the Company’s board of directors approved the agreements.
     The foregoing description of the Exchange Agreement, the Purchase Agreement and the Shareholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
     The information set forth under Item 1.01 above is incorporated into this Item 3.02 by reference.
     The shares of the Company’s common stock to be issued to PAR and Travelport will be unregistered securities, issued in reliance on the exemption offered by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act. However, Travelport will have certain registration rights with respect to its shares pursuant to the Separation Agreement dated as of July 25, 2007, as amended, between Travelport and the Company.
Item 8.01. Other Events
     On November 5, 2009, the Company issued a press release regarding the Exchange Agreement, the Purchase Agreement and the Shareholders’ Agreement. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated by reference therein.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.
10.1	Exchange Agreement, dated as of November 4, 2009, between Orbitz Worldwide, Inc. and PAR Investment Partners, L.P.

10.2	Stock Purchase Agreement, dated as of November 4, 2009, between Orbitz Worldwide, Inc. and Travelport Limited.

10.3	Shareholders’ Agreement, dated as of November 4, 2009, among Orbitz Worldwide, Inc, PAR Investment Partners, L.P. and Travelport Limited.

99.1	Press Release dated November 5, 2009, issued by Orbitz Worldwide, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
November 10, 2009	By:	/s/ James P. Shaughnessy
		Name:	James P. Shaughnessy
		Title:	Senior Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange Agreement, dated as of November 4, 2009, between Orbitz Worldwide, Inc. and PAR Investment Partners, L.P.

10.2	Stock Purchase Agreement, dated as of November 4, 2009, between Orbitz Worldwide, Inc. and Travelport Limited.

10.3	Shareholders’ Agreement, dated as of November 4, 2009, among Orbitz Worldwide, Inc, PAR Investment Partners, L.P. and Travelport Limited.

99.1	Press Release, dated November 5, 2009.

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